Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us made in this Registration Statement on Form N-1A ("Registration Statement") of the MainStay Funds Trust under the headings "Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

September 27, 2012